EXHIBIT 10.1

                              1999 INCENTIVE PLAN

                                      OF

                              U.S. CONCRETE, INC.


            1. ESTABLISHMENT OF THIS PLAN. U.S. Concrete, Inc., a Delaware corporation (the "Company"), hereby establishes this 1999 Incentive Plan of U.S. Concrete, Inc. (this "Plan"), effective as of January 1, 1999. References in this Plan to "Paragraphs" are to Paragraphs of this Plan.

            2. DEFINITIONS. The following terms this Plan uses have the following respective meanings:

            "Annual Director Award Date" means, for each calendar year beginning on or after the IPO Closing Date, the first business day of the month next succeeding the date on which the Annual Meeting is held in that year.

            "Annual Meeting" means any annual meeting of the Company's stockholders the Company holds pursuant to Section 211(b) of the Delaware General Corporation Law.

            "Authorized Officer" means the CEO (or any other senior officer of the Company to whom the CEO delegates, by written notice to the Committee of that delegation, authority to execute any Award Agreement).

            "Award" means an Employee Award, a Director Award or an Independent Contractor Award.

            "Award Agreement" means any Employee Award Agreement, Director Award Agreement or Independent Contractor Award Agreement.

            "Board" means the Board of Directors of the Company.

            "Cash Award" means an award denominated in cash.

            "CEO" means at any time the chief executive officer of the Company at that time.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Committee" means the Compensation Committee of the Board or any other committee of the Board which the Board designates by a written resolution to administer this Plan.

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            "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

            "Company" means U.S. Concrete, Inc., a Delaware corporation.

            "Director" means an individual serving as a member of the Board.

            "Director Award" means the grant under this Plan of a Director Option or Director Restricted Stock.

            "Director Award Agreement" means a written agreement between the Company and a Participant who is a Nonemployee Director which sets forth the terms, conditions and limitations applicable to a Director Award granted to that Nonemployee Director.

            "Director Options" means Nonqualified Options granted to Nonemployee Directors pursuant to Paragraph 9(b).

            "Director Restricted Stock" means Restricted Stock granted to Nonemployee Directors pursuant to Paragraph 9(c).

            "Disability" of a Nonemployee Director means the Nonemployee Director is unable to perform the duties of a member of the Board for a continuous period of more than 90 days by reason of any medically determinable physical or mental impairment.

            "Dividend Equivalents" means, with respect to shares of Restricted Stock, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period applicable to those shares on a like number of shares of Common Stock.

            "Employee" means any salaried employee of the Company or any of its Subsidiaries.

            "Employee Award" means the grant under this Plan of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is an Employee on such terms and subject to such conditions and limitations as the Committee may establish pursuant to this Plan.

            "Employee Award Agreement" means a written agreement between the Company and a Participant who is an Employee which sets forth the terms, conditions and limitations applicable to an Employee Award granted to that Employee.

            "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common

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      Stock are listed on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported,
      (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for that date, on the last preceding date for which those quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated, or
      (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser the Company appoints for that purpose. For purposes of the Director Options to be awarded on the IPO Closing Date pursuant to Paragraph 9(b), the Company has determined that the Fair Market Value of a share of Common Stock on the IPO Closing Date will be the IPO Price.

            "Incentive Option" means an Option intended to comply with Section 422 of the Code.

            "Independent Contractor" means a person providing services to the Company or any of its Subsidiaries otherwise than as an Employee or a Nonemployee Director.

            "Independent Contractor Award" means the grant under this Plan of any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is an Independent Contractor on such terms and subject to such conditions and limitations as the Committee may establish pursuant to this Plan.

            "IPO" means the first time a registration statement the Company has filed under the Securities Act of 1933, as amended, and respecting an underwritten primary offering by the Company of shares of Common Stock becomes effective under that Act and the Company issues and sells any of the shares registered by that registration statement.

            "IPO Closing Date" means the date on which the Company first receives payment for the shares of Common Stock it sells in the IPO.

            "IPO Price" has the meaning Paragraph 9(b) specifies.

            "Independent Contractor Award Agreement" means a written agreement between the Company and a Participant who is an Independent Contractor which sets forth the terms, conditions and limitations applicable to an Independent Contractor Award granted to that Independent Contractor.

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            "Nonemployee Director" has the meaning Paragraph 4(b) specifies.

            "Nonqualified Option" means an Option that is not an Incentive
      Option.

            "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

            "Participant" means an Employee, Nonemployee Director or Independent Contractor to whom an Award has been made under this Plan.

            "Performance Award" means an award to a Participant who is an Employee or Independent Contractor the earning of which is subject to the attainment of one or more Performance Goals.

            "Performance Goal" means a standard the Committee establishes to determine in whole or in part whether a Performance Award will be earned.

            "Restricted Stock" means any Common Stock whose transfer is restricted or which is subject to forfeiture provisions as the Award Agreement relating thereto provides.

            "Restriction Period" means a period of time beginning as of the effective date as of which an Award of Restricted Stock is made and ending as of the date on which the Common Stock subject to that Award is no longer restricted as to its transfer or subject to forfeiture provisions.

            "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case as the Committee determines.

            "Stock-based Awards Limitations" has the meaning Paragraph 8(b) specifies.

            "Stock Award" means an award in the form of Common Stock or units denominated in Common Stock.

            "Subsidiary" means: (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation which have the right to vote generally on matters submitted to a vote of the stockholders of that corporation; and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests.

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            3. OBJECTIVES. The Company has designed this Plan (i) to attract and retain key Employees, qualified Nonemployee Directors and Independent Contractors, (ii) to encourage the sense of proprietorship of these persons in the Company and (iii) to stimulate the active interest of these persons in the development and financial success of the Company by making Awards.

            4. ELIGIBILITY. (a) EMPLOYEES. Employees assigned or to be assigned positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company are eligible for Employee Awards.

            (b) DIRECTORS. Directors who are not employees of the Company or any of its Subsidiaries ("Nonemployee Directors") are eligible for Director Awards.

            (c) INDEPENDENT CONTRACTORS. Independent Contractors providing, or who will provide, services to the Company or any of its Subsidiaries are eligible for Independent Contractor Awards.

            5. COMMON STOCK AVAILABLE FOR AWARDS. Subject to the provisions of Paragraph 15, as of any date within any calendar quarter there will be available for Awards granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of the greater of (i) 2,000,000 shares of Common Stock or (ii) 15% of the number of shares of Common Stock issued and outstanding on the last day of the immediately preceding calendar quarter, of which an aggregate of not more than 300,000 shares will be available for Director Awards. No more than 1,500,000 shares of Common Stock will be used for Awards of Incentive Options. Shares of Common Stock which are the subject of Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered thereby are not issued to a Participant or are exchanged for a consideration that does not involve Common Stock will again immediately become available for Awards. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company will from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

            6.    ADMINISTRATION.  (a)  The Committee will administer this Plan.

            (b) Subject to the provisions hereof, the Committee will have full and exclusive power and authority to administer this Plan and to take all actions this Plan specifically contemplates or are necessary or appropriate in connection with the administration hereof. The Committee also will have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers will be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Except with respect to Director Awards, the Committee may, in its discretion, provide for the

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extension of the exercisability of any Award, accelerate the vesting or exercisability of any Award, eliminate or make less restrictive any restrictions any Award contains, waive any restriction or other provision of this Plan or any Award or otherwise amend or modify any Award in any manner that is either (i) not adverse to the Participant to whom that Award was granted or (ii) consented to in writing by that Participant. The Committee may grant an Employee Award to any individual who has agreed in writing to become an Employee within six months after the date of that agreement, provided that the effectiveness of that Award will be subject to the condition that the individual actually becomes an Employee within that time period. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan. Any decision of the Committee in the interpretation and administration of this Plan will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned.

            (c) No Committee member or Company officer to whom the Committee delegates authority pursuant to Paragraph 7 will be liable for any action that person takes or omits to take in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as any applicable statute expressly provides.

            7. DELEGATION OF AUTHORITY. The Committee may delegate to the CEO and to other senior officers of the Company its duties under this Plan on such terms and subject to such conditions or limitations as the Committee may establish.

            8. EMPLOYEE AND INDEPENDENT CONTRACTOR AWARDS. (a) The Committee will determine the type or types of Employee Awards to be made and will designate from time to time the Employees who are to receive Employee Awards. An Employee Award Agreement will (i) evidence each Employee Award, (ii) contain such terms, conditions and limitations as the Committee determines in its sole discretion and (iii) be signed by the Participant to whom that Employee Award is made and an Authorized Officer. Employee Awards may consist of those this Paragraph 8(a) lists and may be granted singly or in combination or tandem with other Employee Awards. Employee Awards also may be made in combination or tandem with, in replacement of or as alternatives to grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards on the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions the Committee establishes, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. If a Participant holding an Employee Award ceases to be an Employee, any unexercised, deferred, unexercisable, unvested or unpaid portion of that Employee Award will be treated as the applicable Employee Award Agreement sets forth.


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            (i) OPTION. An Employee Award may be in the form of an Incentive
      Option or a Nonqualified Option. Unless the Committee specifies otherwise in the case of any Nonqualified Option, the price at which any share of Common Stock may be purchased on the exercise of any Option will be not less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option, and the Committee will determine the other terms, conditions and limitations applicable to each Option, including its term and the date or dates on which it becomes exercisable.

            (ii) SAR. An Employee Award may be in the form of an SAR the terms, conditions and limitations applicable to which, including its term and the date or dates on which it becomes exercisable, the Committee will determine.

            (iii) STOCK AWARD. An Employee Award may be in the form of a Stock Award the terms, conditions and limitations applicable to which the Committee will determine.

            (iv) CASH AWARD. An Employee Award may be in the form of a Cash Award the terms, conditions and limitations applicable to which the Committee will determine.

            (v) PERFORMANCE AWARD. An Employee Award may be in the form of a Performance Award that will be paid or become vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals the Committee establishes prior to the earlier to occur of (A) 90 days after the commencement of the period of service to which the Performance Goal relates or (B) the elapse of 25% of that period (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party knowing the relevant facts could determine whether the goal is met. A Performance Goal may be based on one or more business criteria, including, but not limited to, those that apply to the individual, one or more lines or classes of products or services of the Company, one or more business divisions, groups or units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, a Performance Goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). It is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation ss. 1.162-27(e)(2)(i) or any successor law or regulation in the case of Performance Awards, and those provisions will guide the Committee in establishing those goals and interpreting this Plan. Before any compensation based on the achievement of Performance Goals is paid, the Committee must certify in writing that the applicable Performance Goals were, in fact, satisfied. Subject to the foregoing provisions, the Committee will determine the terms, conditions and limitations applicable to Performance Awards.

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            (b) The following limitations will apply to each Employee Award:

            (i) no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 250,000 shares of Common Stock;

            (ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 10,000 shares of Common Stock (this limitation and the limitation clause (i) above provides being the "Stock-based Awards Limitations"); and

            (iii) no Participant may be granted Employee Awards consisting of cash or in any other form this Plan permits (other than Employee Awards consisting of Options or SARs or otherwise consisting of Common Stock or units denominated in Common Stock) in respect of any one-year period having a value determined on the date of grant in excess of $1,000,000.

            (c) The Committee will have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made and may make any such Awards as could be made to an Employee, other than Awards consisting of Incentive Options, but the Stock-based Awards Limitations will not apply to Independent Contractor Awards.

            9. DIRECTOR AWARDS. (a) Each Nonemployee Director will be granted Director Awards in accordance with this Paragraph 9 and subject to the applicable terms, conditions and limitations this Plan and the applicable Director Award Agreement set forth, provided that Director Awards will not be made in any year in which a sufficient number of shares of Common Stock are not available under this Plan to make those Director Awards.

            (b) DIRECTOR OPTIONS. On the IPO Closing Date, each Nonemployee Director will be automatically awarded a Director Option that provides for the purchase of 10,000 shares of Common Stock. In addition, on each Annual Director Award Date, each Nonemployee Director will be automatically granted a Director Option that provides for the purchase of 5,000 shares of Common Stock. Any individual who first becomes a Nonemployee Director after the IPO Closing Date otherwise than by election at an Annual Meeting will be automatically granted, on the date of his or her becoming a Director, a Director Option that provides for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number) equal to the product of (i) 10,000 and (ii) a fraction the numerator of which is the number of days between the election of that Nonemployee Director and the next scheduled Annual Director Award Date (or, if that date has not been scheduled, the first anniversary of the immediately preceding Annual Director Award Date, if any; provided, that for purposes of any Director Options awarded prior to the scheduling of the 2000 Annual Meeting, June 1, 1999 will be the initial Annual Director Award Date) and the denominator of which is 365. The Board may determine, at its discretion, to increase the number of shares of Common Stock to be subject to Director Options granted on any subsequent Annual Director Award Date to not more than 15,000 shares. A Director Award Agreement will (i) evidence

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each Award of Director Options, (ii) contain the terms, conditions and limitations set forth above and (iii) be signed by the Participant to whom those Director Options are granted and an Authorized Officer. Each Director Option will have a term of five years from the date of grant, subject to any earlier termination of the status of the holder as a Nonemployee Director, in which event the term of the Director Option will expire on the date that is 180 days after the date that status terminates. The purchase price of each share of Common Stock subject to each Director Option granted on the IPO Closing Date will be the initial price to the public per share of Common Stock as set forth on the cover page of the final prospectus for the IPO (the "IPO Price"). The purchase price of each share of Common Stock subject to any other Director Option will be equal to the Fair Market Value of a share of the Common Stock on the date of grant of that Director Option. All Director Options will vest and become exercisable on the date that is 180 days after the date of grant. Any Nonemployee Director who resigns as a Director without the consent of a majority of the other Directors will forfeit all his or her then unexercisable Director Options.

            (c) DIRECTOR RESTRICTED STOCK. Prior to the Annual Director Award Date in each year, beginning in 2000, a Nonemployee Director may elect to receive either 50% or 100% (the percentage so elected being the "Elected Percentage") of the Director's fees (including both annual retainer fees, if any, and meeting fees) the Company otherwise would pay in cash to the Nonemployee Director for his service as a Director during the period from and including that Annual Director Award Date to and excluding the next succeeding Annual Director Award Date (the "Service Period") in the form of the number of shares of Director Restricted Stock (rounded up to the nearest whole number) which equals the quotient of (i) the product of (A) the total amount of those Director's fees multiplied by (B) the Elected Percentage, divided by (ii) the Fair Market Value of a share of Common Stock on the first day of that Service Period. Each annual election made by a Nonemployee Director pursuant to this Paragraph 9(c) must (i) take the form of a written document signed by the Nonemployee Director and filed with the Secretary of the Company and (ii) designate the Elected Percentage of the cash fees the Nonemployee Director elects to forego in the next Service Period in exchange for Director Restricted Stock. An Award of Director Restricted Stock at the election of a Nonemployee Director for any Service Period will be effective on the last day of that Service Period. A Director Award Agreement will (i) evidence each Award of Director Restricted Stock, (ii) contain the terms, conditions and limitations set forth above and (iii) be signed by the Participant to whom that Director Restricted Stock is granted and an Authorized Officer.

            10. PAYMENT OF AWARDS. (a) GENERAL. Payment of Employee Awards or Independent Contractor Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee may determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award or Independent Contractor Award is made in the form of shares of Restricted Stock, the applicable Award Agreement relating to those shares will specify whether they are to be issued at the beginning or end of their Restriction Period. If shares of Restricted Stock are to be issued at the beginning of their Restriction Period, the certificates evidencing those shares (to the extent that those shares are so evidenced) will contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. If shares of Restricted Stock

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are to be issued at the end of their Restricted Period, the right to receive those shares will be evidenced by book entry registration or in such other manner as the Committee may determine.

            (b) DEFERRAL. With the approval of the Committee, amounts payable in respect of Employee Awards or Independent Contractor Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Employee Awards or Independent Contractor Awards in accordance with procedures the Committee establishes. Any deferred payment of an Employee Award or Independent Contractor Award, whether elected by the Participant or specified by the applicable Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

            (c) DIVIDENDS AND INTEREST. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award or Independent Contractor Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee also may establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards or Independent Contractor Awards consisting of Common Stock or units denominated in Common Stock.

            (d) SUBSTITUTION OF AWARDS. At the discretion of the Committee, a Participant who is an Employee or Independent Contractor may be offered an election to substitute any Award for another Award or Awards of the same or a different type.

            11. OPTION EXERCISE. The price at which shares of Common Stock may be purchased under an Option will be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase those shares by means of tendering Common Stock or surrendering another Award, including shares of Restricted Stock or Director Restricted Stock, valued at their Fair Market Value per share on the date of exercise, or any combination thereof. The Committee will determine acceptable methods for Participants who are Employees or Independent Contractors to tender Common Stock or other Awards; provided that shares of Common Stock that are or were the subject of a compensatory award (whether under this Plan or otherwise) may be so tendered only if those shares have been held by the Participant for at least six months. The Committee may provide for procedures to permit the exercise or purchase of any Employee Award or Independent Contractor Award by use of the proceeds to be received from the sale of Common Stock issuable pursuant to such an Award. Unless the applicable Award Agreement otherwise provides, if shares of Restricted Stock are tendered as consideration for the exercise of an Option, the number of the shares issued on the exercise of the Option which equals the number of shares of Restricted Stock or Director Restricted Stock used as consideration therefor will be subject to the same restrictions as the Restricted Stock or Director Restricted Stock so submitted as well as to any additional restrictions the Committee may impose.

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            12. TAXES. The Company will have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, or at the time applicable law otherwise requires, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of those taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, those shares will be valued at their Fair Market Value per share when the tax withholding is required to be made. The Committee may provide for loans, on either a short-term or demand basis, from the Company to a Participant who is an Employee or Independent Contractor to permit the payment of taxes required by law.

            13. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose applicable law permits, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to that Participant will be made without the consent of that Participant.

            14. ASSIGNABILITY. Unless the Committee otherwise determines and provides in the applicable Award Agreement, no Award or any other benefit under this Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may prescribe and include in any Award Agreement other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 14 will be null and void.

            15. ADJUSTMENTS. (a) The existence of outstanding Awards will not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stock (whether or not that issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

            (b) If any subdivision, split or combination of outstanding shares of Common Stock, or any declaration of a dividend payable in shares of Common Stock, occurs, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, (v) the number of shares of Common Stock covered by Director Options automatically granted pursuant to Paragraph 9(b), (vi) the

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number of shares of Restricted Stock automatically granted pursuant to Paragraph
9(c) and (vii) the Stock-based Awards Limitations each will be proportionately adjusted by the Board to reflect the consequences of that occurrence. If any recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, any adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends) occurs, the Board will make such adjustments or other provisions as it in its sole discretion may deem equitable, including adjustments to the amounts or other items referred to in clauses (ii), (iii), (iv), (v), (vi) and
(vii) of the preceding sentence, to give effect to that transaction or event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board will be authorized, in its sole discretion, to (i) issue or assume Awards by means of substitution of new Awards for previously issued Awards or to assume previously issued Awards as part of such adjustment, (ii) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of options that remain unexercised at the time of such transaction or (iii) provide for the acceleration of the vesting and exercisability of Options and the cancellation thereof in exchange for such payment as the Board in its sole discretion determines is a reasonable approximation of the value thereof.

            16. RESTRICTIONS. No Common Stock or other form of payment will be issued with respect to any Award unless the Company is satisfied, on the basis of advice of its counsel, that the issuance will comply with applicable federal and state securities laws, including the Securities Act of 1933, as amended. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that the shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other require ments of the Securities and Exchange Commission, any securities exchange or transaction reporting system on which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon those certificates (if any) to make appropriate reference to those restrictions.

            17. UNFUNDED PLAN. Insofar as this Plan provides for Awards of cash, Common Stock or rights thereto, it will be unfunded. Although the Company may establish bookkeeping accounts with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, it will use any such accounts merely as a bookkeeping convenience. The Company will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will this Plan be construed as providing for that segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan will be based solely on any contractual obligations that this Plan and any Award Agreement create, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee will be required to give any security or bond for the performance of any obligation that this Plan creates.

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
            18. GOVERNING LAW. This Plan and all determinations made and actions taken pur suant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware.

                                  End of Plan

                                     -13-